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                                                       EXHIBIT 10.11

                              CAROLINA FIRST CORPORATION
                        LONG-TERM MANAGEMENT PERFORMANCE PLAN


          I.   PURPOSE

                  This Long-Term Management Performance Plan is designed to aid the Compensation Committee of the Board of Directors of Carolina First Corporation in determining appropriate levels of bonus compensation for certain key employees of the Company based on the long-term performance of the Company. The purpose of such long-term incentive bonus compensation is to recognize and reward those key employees of the Company who contribute substantially to the achievement of long-term, strategic objectives of the Company and to aid in attracting and retaining key management talent.

          II.   DEFINITIONS

                 The following terms have the following meanings as used in the Plan:

                    Award means incentive compensation award hereunder authorized by the Committee for payment to a Participant.

               Base Number shall have the meaning ascribed to such term in
          Section VII hereof.

               Base Salary shall mean the base cash compensation paid to a Participant by the Company or a Subsidiary during a particular fiscal year, which compensation shall be fixed and not contingent upon anything but continued employment. Base Salary shall not include matching amounts paid by the Company under any employee benefit plan.

                    Beneficiary means the beneficiary or beneficiaries designated to the Company in writing by a Participant to receive any benefit payable hereunder after his death. If a Participant shall not so designate a beneficiary, his estate shall be his beneficiary.

               Board means the Board of Directors of the Company.

               CEO means the Chief Executive Officer of the Company.

               Committee means all members of the Compensation Committee of the Board who are "disinterested persons" (as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any applicable successor rule or regulation).



                    Company means Carolina First Corporation and, where the context so requires, any Subsidiary, having an employee who has



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          been  designated  as  a  Participant for any specific Performance
          Cycle.

                    Group  shall  have the meaning ascribed to such term in
          Section IV hereof.

               Participant means an employee of the Company (or Subsidiary) who has been designated by the Committee as eligible to receive an Award for a specific Performance Cycle.

               Performance Cycle means the three-year period of time within which performance is measured for the purposes of determining whether an Award has been earned.

               Performance Goals means the performance goals as determined by the Committee for a specific Performance Cycle and set forth on an exhibit attached hereto, which Performance Goals may be amended and reweighted in the discretion of the Committee at the beginning of each Performance Cycle or as otherwise specifically provided for herein.

               Points means the "points" described in Section VI hereof.

               Plan means this Long-Term Management Performance Plan.

               Subsidiary means a corporation or enterprise at least 50% of whose stock is owned by the Company at the time of election of participation and payment of an award under this Plan.

          III.  ADMINISTRATION

                 Subject to express contrary provisions of law or the Plan, the Plan will be administered by the Committee. The Committee shall have full power and authority to (i) establish, revise and approve the Performance Goals for the Company, (ii) interpret all terms and provisions of the Plan, (iii) adopt, amend and rescind general and special rules and regulations for the Plan's administration and (iv) make all other determinations necessary or advisable for the administration of this Plan. The Committee shall act at any meeting by a majority of its members or by the unanimous written consent of its members. Any document signed by the chairman of the Committee in the name of the Committee shall be presumed to have been authorized by the Committee.

                 All actions taken by the Committee under the Plan shall be final, conclusive and binding upon the Company, the shareholders, the employees of the Company, and any person having any interest in the Plan.

               No member of the Board or Committee shall be liable for any act or omission in connection with the execution of his duties or the exercise of his discretion under the Plan, except when such


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          acts  or  omissions  represent  gross  negligence  or  willful misconduct. To the extent permitted by the Company's bylaws and applicable law, the Company shall defend and hold harmless each such person from any and all claims, losses, damages, expenses (including counsel fees) and liabilities (including any amounts paid in settlement with the approval of the Board of Directors) arising from any act or omission with respect to the Plan, except when such acts or omissions represent gross negligence or willful misconduct.

          IV.   ELIGIBILITY

                 Eligibility to participate in the Plan shall be restricted to those Company employees who, by reason of their positions and performance, are expected to contribute substantially to the long-term success of the Company during the Performance Cycle for which they are selected. Company Directors who are not employees of the Company are not eligible to receive Awards under the Plan. Prior to commencement of each Performance Cycle, the CEO shall submit to the Committee his recommendations as to which employees shall be Participants. The Committee shall approve or disapprove each such recommendation prior to the commencement of the Performance Cycle. The CEO may recommend, and the Committee may approve, as a Participant a person who is hired during a Performance Cycle.

                    The Committee, in its discretion, shall place each Participant in one of three Groups. In general, and subject to the Committee's discretion, the Groups will be comprised as follows:

               Group 1:  CEO and certain Executive Vice Presidents

               Group 2: Certain Executive Vice Presidents, Senior Vice Presidents, Subsidiary Presidents and Division Heads

               Group 3:  Key Managers, Department Heads

          V.  PERFORMANCE CYCLES AND DETERMINATION OF PERFORMANCE GOALS

                    The Plan shall have four Performance Cycles, the first beginning in fiscal 1993 and continuing through fiscal 1995, the second beginning in fiscal 1995 and continuing through fiscal 1997, the third beginning in fiscal 1997 and continuing through fiscal 1999, and the fourth beginning in fiscal 1999 and continuing through fiscal 2001.

                 Within the first two months of each Performance Cycle, the Committee shall determine all Performance Goals, the relevant weightings of each such Performance Goal, and the applicability of various Performance Goals to the various Groups. Such Performance Goals shall be set forth in writing and attached hereto as an exhibit. The Committee may establish different Performance Goals

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          (and different weightings) for each Performance
          Cycle.

               The Performance Goals applicable to a particular Participant shall be communicated in writing to each Participant within such first two months of the Performance Cycle.

               In the event that during a Performance Cycle, the Committee determines that an extraordinary and material change has occurred in the business, operations, corporate or capital structure of the Company, or the manner in which it conducts its business, and determines that the established Performance Goals are no longer suitable for such Performance Cycle, the Committee may modify such Performance Goals, in whole or in part, as it deems appropriate and equitable, subject to compliance with applicable law.

          VI.  POINTS EARNED

                 Each Participant shall earn Points, which shall be used in computing any Award. If a Participant meets all of his Performance Goals exactly, he shall earn 100 Points. Points will be earned by a Participant on a graduated basis, based upon the percentage of a given Performance Goal that was met. The percentage  of  a  given  Performance  Goal that was met shall be multiplied by the number of Points designated for such Performance Goal. However, in order for a Participant to earn any Points for a Performance Goal, 85% or more of such Performance Goal must be met. The total number of Points for a Participant shall be the sum of all such Performance Goal Points which have been earned.

                    For example: If 90% of a Group 1 Participant's EPS Performance Goal is met (under the weighted Performance Goals set forth below), he would earn 54 Points (90% x 60 Points). If 110% of a Group 1 Participant's EPS Performance Goal is met (under the weighted Performance Goals set forth below), he would earn 66 Points (110% x 60 Points).

               Performance Goal    Points
               EPS                   60
               Market Share          15
               NPA/TL                15
               NIE-NII/AA            10
                  Total             100

               Notwithstanding the foregoing, for Participants who have an EPS Performance Goal among their criteria, unless at least 85% of the EPS Performance Goal is met, no Points shall be earned, and no Award shall be made under this Plan to such Participants.

          VII.  AMOUNTS AND COMPOSITION OF AWARDS

               A Participant's Award, if any, shall be computed, as provided below, based upon (i) his number of Points and (ii) his Base
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          Number.

               A Group 1 Participant's Base Number shall be equal to 100% of his Base Salary in year 3 of the relevant Performance Cycle. A Group 2 Participant's Base Number shall be equal to 80% of his Base Salary in year 3 of the relevant Performance Cycle. A Group 3 Participant's Base Number shall be equal to 70% of his Base Salary in year 3 of the relevant Performance Cycle.

                   Participants shall receive Awards in accordance with the following schedule:

               Below 85 Points            No Award
               85 to 99 Points            25% of Base Number plus
                                           5% of Base Number for each
                                           Point in excess of 85

               100 to 125 Points          100% of Base Number plus
                                           1% of Base Number for each
                                           Point in excess of 100

               Above 125 Points           125% of Base Number plus
                                           1.5% of Base Salary for each
                                           Point in excess of 125

               Once earned, an Award shall be paid in the form of Nonqualified Stock Options, Restricted Stock and Cash in the following percentages:

                            Nonqualified     Restricted
             Participant   Stock Options        Stock          Cash

               Group 1           50%             25%            25%
               Group 2           50%             25%            25%
               Group 3           25%             50%            25%

               Nonqualified stock options shall be granted pursuant to and in accordance with the Company's Amended and Restated Stock Option Plan. It is contemplated that such options shall have a duration of ten years from the date of grant, and that one-third of such stock options shall be exercisable on each of the first three anniversaries of the grant thereof. For purposes of this Plan, the "value" of such stock options will be their aggregate exercise price. (For example, if a Group 1 Participant is entitled to receive an Award of $30,000 and the fair market value of the Company's Common Stock is $15 per share, the Group 1 Participant shall be granted options to purchase 1,000 shares at an exercise price of $15 in order to receive 50% of his Award in stock options).

                    Restricted Stock shall be granted pursuant to and in accordance with the Company's Amended and Restated Restricted Stock

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          Agreement  Plan.   It is contemplated that such restricted
          stock shall be granted for nominal consideration and shall vest one-third on each of the first three anniversaries of the grant thereof.


          VIII.  DETERMINATION AND PAYMENT OF AWARDS

               Promptly after the conclusion of each Performance Cycle, the Committee shall review the performance of each Participant with respect to his Performance Goals and shall make final determinations as to the Awards, if any, which shall be payable hereunder. Awards shall be prorated to reflect a Participant's hire date in the case of a Participant was not employed during an entire Performance Cycle.

                    All such determinations shall be final, conclusive and binding upon the Company, the shareholders, the employees of the Company, and any person having any interest in the Plan.

                    The Company shall pay all Awards that have been finally approved as soon as possible following the date of which the independent public accountants of the Company sign their report on the financial statements of the Company for the relevant Performance Cycle. No special or separate fund shall be established, and no segregation of assets shall be made to assure payment of any Award.

          IX.   WITHHOLDING

               The Company shall have the right to deduct and withhold all sums required to be withheld by federal, state, local or other tax authorities with respect to the payment of any Award. There is no obligation that any Participant be advised of the existence of any such tax prior to the date of payment.

          X.   TERMINATION OF EMPLOYMENT

               In the event of the death, disability or retirement of an Participant during a Performance Cycle, the Committee may, in its sole discretion, grant a pro rata Award at the end of such Performance Cycle. Any such Award shall be paid to the Participant or his/her Beneficiary, as appropriate. In the event of termination of the employment of a Participant during a Performance Cycle for any reason other than death, disability or retirement, no Award shall be payable. In the event of the death, disability or retirement of an Participant after the end of a Performance Cycle, but prior to payment of an Award, such shall be paid to the Participant or his/her Beneficiary, as applicable.

          XI.   RIGHTS OF PARTICIPANTS AND BENEFICIARIES

               Notwithstanding any other provision herein to the contrary,


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          nothing  in  the Plan shall be deemed to give any Participant, or his legal representative or assigns, or any other person or entity claiming under or through an Participant, the right to receive an Award under the Plan until such Award has granted in writing to the Participant by the Committee.

                   Neither any Participant nor any other person shall have, under any circumstances, any interest whatsoever, vested or contingent, in any assets of the Company, or in any share or shares of capital stock of the Company, by virtue of any Award of any unpaid portion thereof.

               GRANT OF AN AWARD TO A PARTICIPANT UNDER THIS PLAN SHALL NOT BE CONSTRUED AS CONSTITUTING A COMMITMENT, GUARANTEE, AGREEMENT OR UNDERSTANDING OF ANY KIND THAT THE COMPANY SHALL CONTINUE TO EMPLOY SUCH EMPLOYEE DURING ANY PERFORMANCE CYCLE, OR THAT SUCH EMPLOYEE WILL BE SELECTED AS AN PARTICIPANT FOR ANY SUBSEQUENT PERFORMANCE CYCLE. SPECIFICALLY, THIS PLAN DOES NOT ALTER THE AT-WILL STATUS OF ANY COMPANY EMPLOYEE.

               The Company shall not be liable for the debts, contracts or engagements of any Participant or any Beneficiary. Rights to cash payments under this Plan may not be taken in execution by levy, attachment or garnishment, or by any other legal or equitable proceeding, while in the hands of the Company, nor shall any Participant or any Beneficiary have any right to assign, grant a security interest in, pledge or hypothecate any Award or expectation of receiving an Award.

               If the Company is to be consolidated or merged with another corporation and the Company's directors do not constitute a majority of the directors of the surviving company, each Award hereunder, which at the time of such consolidation or merger is not yet payable or is unpaid, shall be paid (either in full or on a pro rata basis at the Committee's discretion) prior to the effective date of such merger or consolidation.

          XII.  AMENDMENT AND TERMINATION OF PLAN

                    Subject to applicable law (including the regulations of Section 16 of the Securities Exchange Act of 1934, as amended), the Plan may be amended or terminated at any time by the Board of Directors or the Committee, provided such amendment or termination may not effect any Awards which have been granted.

          XIII. EFFECTIVE DATE

                   The Plan shall become effective as to Performance Cycles commencing on or after January 1, 1993 and shall remain in effect until January 1, 2002, unless terminated earlier by the Board; provided, however, that no action taken pursuant hereto which involves the issuance of equity securities shall be effective



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          unless  and  until  any requisite shareholder approval shall have been received.





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                                      EXHIBIT A
                    Performance Goals and Weighted Criteria (1994)

              This Exhibit A to the Long-Term Management Performance Plan (the "Plan") sets forth the Performance Goals and their respective weights for each of Groups 1, 2 and 3 for the Performance Cycle beginning January 1, 1993 and ending December 31, 1995. Terms used herein, which are defined in the Plan shall have the same meaning as in the Plan.

                 Section 1. Definitions. The following terms shall have the following meanings.

            EPS means primary earnings per common share.

            Market Share means the Company's deposit market share stated as a percentage of the total deposit market on a statewide basis.

                 NIE-NII/AA means the Company's non-interest expenses minus noninterest income divided by average assets.

            NPA/TL means Nonperforming Assets as a percentage of Total Loans.

            Section 2. Performance Goals. The following are the Performance Goals for the Company for the Performance Cycle beginning January 1, 1993.

       EPS--          Achievement of a 25% compounded annual growth rate.

       Market Share-- To represent 4% of statewide deposits on June 30, 1995.

       NIE-NII/AA--   To . .


       NPA/TL-- To reduce NPA/TL an average of 5% per year for each of the fiscal years 1993, 1994 and 1995.


               Section 3. Relevant Weightings of Performance Goals per Group. The tables below set forth the relevant Performance Goals and the weightings of each such Goal for each Group for the Performance Cycle beginning January 1, 1993.

                     GROUP 1                    GROUP 2 and GROUP 3
       100% of Performance Goal    Points    100% of Performance Goal   Points
       EPS                          60       EPS                          50
       Market Share                 15       Market Share                 25
       NPA/TL                       15       NPA/TL                       15
       NIE-NII/AA                   10       NIE-NII/AA                   10
          Total                    100         Total                     100




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